Exhibit 99.1

NEWS RELEASE

RIVIERA RESOURCES ANNOUNCES CHANGE IN PAYMENT DATE FOR RECENTLY ANNOUNCED CASH DISTRIBUTION

HOUSTON, October 21, 2020 – Riviera Resources, Inc. (OTCQX: RVRA) (“Riviera” or the “Company”) announces it has changed the payment date for its recently announced cash distribution from October 27, 2020 to October 28, 2020. Accordingly, the Company now expects the ex-dividend date for the cash distribution to be October 29, 2020, the first trading date following the payment date. The previously announced record date of October 23, 2020 and the cash distribution amount of $1.35 per share remains unchanged.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments. These statements include, among others, statements regarding the return of capital to shareholders and the timing of such return of capital. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

CONTACT:

Investor Relations

(281) 840-4168

IR@RVRAresources.com